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                                                                     Exhibit N.2


                         Consent of Independent Auditors

We consent to the references to our firm under the captions "Selected Consolidated Financial and Other Data", "Pro Forma Condensed Consolidated Financial Statements", "Senior Securities" and "Experts" and to the use of our reports dated (a) February 1, 2001, except the first paragraph of Note A, as to which the date is June 14, 2001, with respect to the consolidated financial statements including the consolidated schedules of investments of MCG Capital Corporation and Media Communications Group, a division of First Union Bank, and
(b) dated May 29, 2001 with respect to the senior securities tables of MCG Capital Corporation included in the Registration Statement (Form N-2 No. 333-64596) and related Prospectus of MCG Capital Corporation related to the issuance of 12,200,000 shares of common stock.

                                                     /s/  Ernst & Young LLP

Richmond, Virginia
September 5, 2001